UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2020

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2020, the Board of Directors (the “Board”) of Norwegian Cruise Line Holdings Ltd. (“NCLH”), which is the direct parent company of NCL Corporation Ltd. (“NCLC”), appointed Mr. Scott A. Dahnke as a member of Class III of the Board. The Board has determined that Mr. Dahnke qualifies as an independent director pursuant to the listing rules of the New York Stock Exchange. On July 14, 2020, the Board of Directors of NCLC (the “NCLC Board”) also appointed Mr. Dahnke as a member of the NCLC Board.

The Board also appointed Mr. Dahnke to the Technology, Environmental, Safety and Security (“TESS”) Committee of the Board. Following such appointment, the members of the TESS Committee are Ms. Mary Landry, Chairperson, Ms. Stella David, Ms. Pamela Thomas-Graham and Mr. Scott Dahnke.

Pursuant to NCLH’s Directors’ Compensation Policy, Mr. Dahnke is entitled to the following compensation: (i) an annual cash retainer of  $100,000, payable in four equal quarterly installments and (ii) $10,000 for each Board or committee meeting located outside of his country of residence and attended in-person. Mr. Dahnke has waived the annual restricted share unit award he would otherwise be entitled to under the Directors’ Compensation Policy.

The Board appointed Mr. Dahnke to the Board pursuant to the terms of an Investor Rights Agreement, by and among NCLH, NCLC and LC9 Skipper, L.P. (the “Investor”), an affiliate of L Catterton, dated May 28, 2020 (the “Investor Rights Agreement”). The Investor Rights Agreement provides that until the first date on which the Investor no longer beneficially owns in the aggregate at least 50% of the number of NCLH’s ordinary shares, par value $0.001 per share, issuable upon exchange of NCLC’s exchangeable senior notes due 2026 (the “Notes”) beneficially owned by the Investor in the aggregate as of May 28, 2020 (subject to certain adjustments), the Investor is entitled to nominate one person (the “Investor Nominee”) for election at each general meeting of NCLH at which the class of directors that the initial Investor Nominee shall be designated is up for election, to designate such Investor Nominee to be appointed to a committee of the Board and to designate one person to be a non-voting observer to the Board and any committee of the Board.

As previously disclosed, on May 5, 2020, NCLH and NCLC entered into an investment agreement with the Investor (the “Investment Agreement”), relating to the issuance and sale of $400 million in aggregate principal amount of NCLC’s Notes. The Notes were issued pursuant to the terms of an Indenture, dated May 28, 2020, by and among NCLC, as issuer, NCLH, as guarantor, and U.S. Bank National Association, as trustee (the “Indenture”). Mr. Dahnke is the Global co-Chief Executive Officer of L Catterton.

The material terms of the Investment Agreement are described in further detail under Item 1.01 in a Form 8-K filed with the Securities and Exchange Commission on May 11, 2020 and the material terms of the Investor Rights Agreement and the Indenture are described in further detail under Item 1.01 in a Form 8-K filed with the Securities and Exchange Commission on May 28, 2020, which disclosures are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 14, 2020, NCLH issued a press release regarding the appointment of Mr. Dahnke to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release, dated July 14, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2020	NCL CORPORATION LTD.

	By:	/s/Daniel S. Farkas
Daniel S. Farkas
Executive Vice President, General Counsel and
Assistant Secretary